Exhibit 10.4
Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

2018 PERFORMANCE SHARE UNIT GRANT AGREEMENT
Employee Name:    Participant Name

Target Number of Performance Share Units
Subject to Grant:    Number of Awards Granted

Date of Grant:

Closing Price on Date of Grant:

THIS PERFORMANCE SHARE UNIT GRANT AGREEMENT (this “Agreement”) is made as of the date in the box above labeled “Date of Grant” by Huntington Bancshares Incorporated, a Maryland corporation and its subsidiaries (the “Company”), and is hereby communicated to the employee named in the box above (the “Employee”). Undefined capitalized terms used in this Agreement shall have the meanings set forth in the Company’s 2018 Long-Term Incentive Plan as may be amended from time to time (the “Plan”).

WHEREAS, the Company maintains the Plan.

WHEREAS, pursuant to Article 8 of the Plan, the Committee may grant awards of performance based Restricted Stock Units ("Performance Share Units" or "PSUs") to employees, and have such grants settled in shares of the Company’s common stock, without par value (“Shares”).

WHEREAS, the Company desires to compensate the Employee with a grant of Performance Share Units to provide an incentive for the Employee to continue to perform future services to the Company.

NOW, THEREFORE, in consideration of the premises, the Company grants the Employee an Award of Performance Share Units under the following terms and conditions:

1.Grant of Performance Share Units.

The Company, by authority of the Committee, hereby grants to the Employee a target Award of the number of Performance Share Units identified above (the “Grant”), which may be increased or decreased depending on attainment of the Qualifying Performance Criteria identified in this Agreement (the "Performance Goals") to be issued in accordance with all of the terms and conditions set forth in this Agreement and the Plan. The Performance Share Units will be a bookkeeping entry (the “PSU Account”), and each Performance Share Unit shall be equivalent to one Share. All terms and conditions set forth in the Plan are deemed to be incorporated herein in their entirety.

Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

2.Employee PSU Account.

The number of Performance Share Units granted pursuant to this Agreement shall be credited to the Employee’s PSU Account. Each PSU Account shall be maintained on the books of the Company until full payment of the balance thereof has been made to the Employee (or the Employee’s beneficiaries if the Employee is deceased) in accordance with Section 1 above. No funds shall be set aside or earmarked for any PSU Account, which shall be purely a bookkeeping device.

3.Period of Restriction and Vesting Provisions.

(a)    General Period of Restriction. The Period of Restriction is the period beginning on January 1, 2018, and ending on December 31, 2020.

(b)    Performance and Continued Service Requirements. Except as provided in this Agreement and the Plan, the Employee's Performance Share Units will vest only upon the Employee's continued employment through the date that such Performance Share Units are paid after the expiration of the Period of Restriction, provided that the Committee certifies the Performance Goals for the Period of Restriction have been achieved as set forth in Appendix A, attached to this Agreement. Appendix A shall set forth the applicable Performance Goals and the procedure for calculating the number of Performance Share Units to be paid to the extent that such Performance Goals are achieved. In general, Appendix A shall set forth "Threshold," "Target," and "Maximum" performance levels for each Performance Goal, payout percentages applicable to achievement of Threshold, Target, and Maximum performance, and weightings to apply to those payout percentages to calculate the number of Performance Share Units to be paid. If a Performance Goal is achieved at a level that is below Threshold, the applicable payout percentage for that Performance Goal will be 0%. If a Performance Goal is achieved at a level that is equal to Threshold, the applicable payout percentage for that Performance Goal will be 50%. If a Performance Goal is achieved at a level that is equal to Target, the applicable payout percentage for that Performance Goal will be 100%. If a Performance Goal is achieved at a level that is equal to Maximum, the applicable payout percentage for that Performance Goal will be 150%. If a Performance Goal is achieved at a level that either is between Threshold and Target, or between Target and Maximum, the applicable payout percentage will be linearly interpolated. Linear interpolation means that an increase in a goal above one specified level but below another level will result in a similar incremental increase in the payout percentage. After the payout percentage is calculated for a specific Performance Goal, it will be multiplied by the weighting percentages for that individual Performance Goal to produce a “Performance Goal Percentage.” The Performance Goal Percentages for each Performance Goal will be added together, and the sum of the Performance Goal Percentages will be multiplied by the number of Performance Share Units under this Grant to produce the total number of Performance Share Units to be paid under this Grant. For purposes of determining whether the Performance Goals have been achieved, calculations will be adjusted for Extraordinary Events as defined in Section 2.22 of the Plan.

(c)     Early Retirement, Disability and Termination for Reasons Other Than for Cause. Notwithstanding any provision to the contrary, if, before the date that Performance Share Units

Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

are paid, (1) the Employee’s employment or service with the Company terminates due to Early Retirement, or if the Employee dies after Early Retirement, (2) the Employee’s employment or service with the Company terminates due to Disability (as defined in Section 2.16 of the Plan), or (3) the Company terminates the Employee without Cause (as defined in Section 2.5 of the Plan), the Employee shall vest in a prorated number of Shares (with any fractional Shares rounded up to the next whole number) equal to a fraction of the number of Performance Share Units that otherwise would have vested at the end of the Period of Restriction based on the lesser of (i) achievement of Target level performance or (ii) the most recent actual performance results reported to the Committee during the Period of Restriction. If no performance results have been reported to the Committee, Target level performance will be deemed to have been achieved. The numerator of the fraction described above shall be the number, which in no event shall be greater than 36, of all full and partial months (with partial months being counted as full months) that passed beginning with January 1st of the year of grant, and ending with the month in which the Employee’s termination occurred. The denominator of the fraction shall be 36. For purposes of this Agreement and notwithstanding any provision of the Plan, including Section 2.39 of the Plan, to the contrary, "Early Retirement" means that the Employee has terminated service with the Company for any reason other than Cause on or after attainment of age 55 and completion of at least 10 years of service.

(d)    Normal Retirement. Notwithstanding any provision in Section 3(a), 3(b) or 3(c) above to the contrary, if, before the date that Performance Share Units are paid, the Employee's employment or service with the Company terminates for any reason other than Cause after attainment of age 59 ½ and 4 years of service (“Normal Retirement”), the Employee’s service shall be deemed to have terminated on the date that Performance Share Units are paid so that the Employee is paid the number of Performance Share Units credited to the PSU Account based on performance as set forth in Section 3(b).

(e)    Death. Notwithstanding any provision in Section 3(a), 3(b), 3(c), or 3(d) above to the contrary, if, before the third anniversary of the Date of Grant, the Employee’s employment or service with the Company terminates due to the Employee’s death, or if the Employee dies after Normal Retirement, the Employee shall become immediately vested in 100% of the Performance Share Units. For purposes of this Section 3(e), the “Target” level of performance as set forth on Appendix A shall be deemed to have been achieved such that the amount to be paid to the Employee will be 100% of the Performance Share Units under this Grant.

4.Forfeiture Provisions.

(a)General Forfeiture. To the extent the Employee fails to satisfy the vesting conditions of Section 3 of this Agreement, the Employee’s Performance Share Units shall be forfeited.

(b)    Recoupment/Clawback Policy. Notwithstanding any provision of this Agreement to the contrary, the Committee may cause the Employee to forfeit all unvested Performance Share Units and require repayment of any amount previously paid under this Agreement in accordance with the terms of the Huntington Bancshares Incorporated Recoupment/Clawback Policy (“the Policy”), any other applicable policy of the Company, and any other applicable laws and regulations.

Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

The Policy is available on the Risk Management and Corporate Policy home page of the Huntington intranet.

(c)     For Cause Termination. Notwithstanding anything herein to the contrary, in the event that the Employee's employment is terminated for Cause, the Employee shall forfeit any Performance Share Units that were not previously vested before the date of termination. Additionally, if the Employee’s termination of service may qualify either as a termination due to Early Retirement, Normal Retirement, death, or Disability, the Employee’s termination shall be considered a termination for Cause, and the Employee shall forfeit all rights under this Agreement.

(d)    Plan Governs. This Performance Share Unit grant is subject to acceptance of all the terms, conditions and limitations of the Plan. The Plan may be amended from time to time, including but not limited to provisions on tax withholding and forfeiture. This Performance Share Unit grant is subject to such rules and regulations that the Committee may adopt for administration of the Plan, and to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

5.Change in Control.

Notwithstanding any provision to the contrary, upon the occurrence of a Change in Control, the Employee shall vest in a prorated number of Shares (with any fractional Shares rounded up to the next whole number) if:

(a)    within 12 months after a Change in Control occurs, the Employee’s service has been terminated by the Company (provided that such termination is for a reason other than for Cause); or

(b)     the Company previously terminated the Employee’s service without Cause (i) during the year before the Change in Control was consummated but (ii) after a third party or the Company had taken steps reasonably calculated to effect a Change in Control. In addition to items (i)-(ii) above, the Employee also must reasonably demonstrate that such termination of service was in connection with or in anticipation of the Change in Control.

The number of prorated Shares shall be equal to the number of Performance Share Units that otherwise would have vested at the end of the Period of Restriction based on the achievement Performance Goals determined as of the last day of the quarter before the consummation of the Change in Control times a fraction. The numerator of the fraction shall be the number, which in no event shall be greater than 36, of all full and partial months (with partial months being counted as full months) that passed beginning with January 1st of the year of grant, and ending with the month in which the Employee’s termination occurred. The denominator of the fraction shall be 36.

Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

6.Issuance of Stock.

The Company, or its transfer agent, will convert the Performance Share Units in the Employee’s PSU Account into Shares (including whole and factional shares) and, unless the Employee made an election to defer the receipt of Shares, deliver the total number of Shares due to the Employee within 60 days after the Certification Date (as defined in Section 3(f) or as soon as administratively possible after the Certification Date (but in no event later than December 31st of the year after the year in which the Period of Restriction expired), except as otherwise provided in Section 14 below. However, notwithstanding any provision to the contrary, if, in the reasonable determination of the Company, the Employee is a “specified employee” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance promulgated thereunder (“Code Section 409A”), then, if necessary to avoid the imposition on the Employee of excise tax and interest under Code Section 409A, the Company shall not deliver the Shares otherwise payable upon the Employee’s termination and separation of service until the date that is 30 days after 6 months following the Employee’s termination and separation of service from the Company. The delivery of the Shares shall be subject to payment of the applicable withholding tax liability as set forth in Section 8. If the Employee dies before the Company has distributed any portion of the vested Performance Share Units, the Company will transfer any Shares payable with respect to the vested Performance Share Units in accordance with the Employee’s written beneficiary designation or to the Employee’s estate if no written beneficiary designation is provided. If the Employee did not have a will, any Shares payable with respect to the vested Performance Share Units will be distributed in accordance with the laws of descent and distribution.

7.Election to Defer Receipt of Shares.

The Employee may defer the receipt of Shares relating to the PSUs beyond the vesting date under the rules and procedures established by the Company under the Huntington Bancshares Incorporated Executive Deferred Compensation Plan, or any successor thereto (the "Deferred Compensation Plan"). The Employee's election to defer receipt of such Shares shall be made on a form provided by the Company, which shall specify the amount of Shares to be deferred and the distribution date for such Shares. The Employee may elect to defer receipt of such Shares until the earlier of: (i) the date of the Employee's Separation from Service, (ii) the date of the Employee's retirement (as defined under the Deferred Compensation Plan), or (iii) the Employee’s specified date of payment. Elections to defer will become irrevocable in accordance with the terms of the Deferred Compensation Plan and with Code Section 409A. Notwithstanding anything to the contrary in this Agreement, Shares will not be issued and the Employee shall have no voting rights of a stockholder in the Company to the extent that the Employee has elected to defer the issuance and receipt of such Shares; provided, however, that the Employee shall continue to receive dividend equivalent credits during the period of deferral credited to the PSU Account at such times as provided in this Agreement. Any deferral election made with respect to such Shares must be made no later than the date that is six months before the expiration of the Period of Restriction.

Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

8.Withholding Taxes.

The Company shall have the power and the right to deduct or withhold, or require the Employee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. Tax and any other necessary withholding obligations shall be satisfied in a manner consistent with Article 19 of the Plan.

9.Non-transferability of Grant.

During any Period(s) of Restriction, the Employee shall have no right to transfer, sell, pledge, assign, or hypothecate, other than by will or the laws of descent and distribution, any rights with respect to the Employee's Award of PSUs. No PSU shall be subject to execution, attachment, or similar process.

10.Employee’s Rights Unsecured.

The right of the Employee or his or her beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Employee nor his or her beneficiary shall have any rights in or against any amounts credited to the Employee’s PSU Account or any other specific assets of the Company. All amounts credited to the Employee’s PSU Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes, as it may deem appropriate.

11.No Voting Rights as Stockholder.

Until the Performance Share Units have vested and Shares have been issued, Employee shall not have any voting rights as a stockholder of the Company with respect to the Performance Share Units.

12.Dividends.

To the extent that cash dividends are paid on Shares after the Date of Grant and before the date the Employee receives the Shares subject to this Grant, the Employee’s PSU Account will be credited with an additional number of Performance Share Units to reflect reinvested dividend equivalents with respect to the period of time between the Date of Grant and the delivery of Shares under this Agreement.  Such dividend equivalent credits will be equal in value (based on the reported dividend rate on the date dividends were paid) to the amount of dividends paid on the Shares represented by the Performance Share Units in the Employee’s PSU Account. The Employee’s PSU account will be credited with whole and fractional PSUs equal to the dollar amount of the reinvested dividend equivalents based on the Fair Market Value on the dividend payment dates. The Employee shall vest in the additional Performance Share Units in accordance with Section 3 of the Agreement in the same manner that the Employee vests in the original grant of Performance Share Units held in the PSU Account.  These additional Performance Share Units will be distributed in whole and fractional Shares in accordance with Section 6 of this Agreement..

Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

13.Capital Adjustment Provisions.

In the event of a stock split, stock dividend, spin off, merger, or other event described in Section 4.3 of the Plan, the number of Performance Share Units in the Employee’s PSU Account shall be adjusted in accordance with the provisions of Section 4.3 of the Plan.

14.Securities Law Compliance.

The delivery of all or any of the Shares shall only be effective at such time that the issuance of such Shares will not violate any state or federal securities or other laws. The Company is under no obligation to effect any registration of Shares under the Securities Act of 1933 or to effect any state registration or qualification of the Shares. The Company may, in its sole discretion, delay the delivery of the Shares or place restrictive legends on such Shares in order to ensure that the issuance of any Shares will be in compliance with federal or state securities laws and the rules of the NASDAQ Global Select or any other exchange upon which the Company's common stock is traded. If the Company delays the delivery of the Shares in order to ensure compliance with any state or federal securities or other laws, the Company shall deliver the Shares at the earliest date at which the Company reasonably believes that such delivery will not cause such violation, or at such other date that may be permitted under Code Section 409A.

15.Plan Governs.

The Grant is subject to acceptance of all the terms, conditions and limitations of the Plan, including Article 20 with respect to forfeitures. The Plan may be amended from time to time, including but not limited to provisions on tax withholding and forfeiture. This Grant is subject to such rules and regulations that the Committee may adopt for administration of the Plan, and to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Notwithstanding the foregoing, as a condition to receiving this Award, the Employee acknowledges that in the event of a conflict between Section 21 of this Agreement and the governing law and jurisdictional terms of the Plan, Section 21 of this Agreement shall govern. A copy of the Plan is available upon request by contacting the Human Resources Department at the Company’s executive offices.

16.No Right to Continued Employment.

The Employee understands and agrees that this Agreement does not impact in any way the right of the Company to terminate or change the terms of the employment of Employee at any time for any reason whatsoever, with or without Cause, nor confer upon any right to continue in the employ of the Company.

Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

17.Addresses for Notices.

Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of the Compensation Director, at Huntington Bancshares Incorporated, Huntington Center, HC0318, 41 S. High Street, Columbus, Ohio 43287, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Employee shall be addressed to the Employee at the address maintained on the books and records of the Company.

18.Captions.

Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Notice.

19.Notice Severable.

In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

20.Expenses.

Costs of administration of the terms and conditions of this Agreement will be paid by the Company.

21.Governing Law and Exclusive Jurisdiction.

(a)    General. Notwithstanding any particular state’s conflict of laws rules or provisions and to the extent permitted by federal law, this Agreement shall be interpreted, construed, and enforced pursuant to and in accordance with the laws of the State of Ohio. Except for the two specific circumstances set forth below, the parties agree to submit all disputes arising out of or in connection with this Award Agreement to the exclusive jurisdiction of the Court of Common Pleas, Franklin County, Ohio, or the federal courts of Ohio. Employee expressly consents to the personal jurisdiction of the state and federal courts of Ohio for any lawsuit filed there against Employee by the Company arising from or relating to this Award Agreement. Employee further agrees that the Court of Common Pleas, Franklin County, Ohio and the federal courts of Ohio are proper venues for any resolution of disputes in connection with or arising out of this Award Agreement.

(b)    Exceptions. Notwithstanding the general requirements in subsection (a) above, (1) Employee agrees that the Company, and only the Company, at its sole discretion, may seek injunctive or other equitable relief to enforce the terms of this Agreement in any court of competent jurisdiction, and (2) this Agreement and its Governing Law and Exclusive Jurisdiction provisions are not intend to and shall not foreclose the jurisdiction of any FINRA mandated arbitration nor prohibit or restrict any registered representatives and employees of registered investment advisors from requesting arbitration of a dispute in the FINRA arbitration forum as

Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

specified in FINRA Rules, provided that nothing in this Agreement shall prevent the Company from seeking injunctive relief in any court of competent jurisdiction.

22.Entire Notice; Amendment; Code Section 409A Provisions.

This Agreement and the Plan contain the terms and conditions with respect to the subject matter hereof and supersede any previous agreements, written or oral, relating to the subject matter hereof. This Agreement shall be interpreted in accordance with Code Section 409A. This Agreement shall be deemed to be modified to the maximum extent necessary to be in compliance with Code Section 409A’s rules. If the Employee is unexpectedly required to include in the Employee’s current year’s income any amount of compensation relating to the Performance Share Units because of a failure to meet the requirements of Code Section 409A, then to the extent permitted by Code Section 409A, the Employee may receive a distribution of Shares or cash in an amount not to exceed the amount required to be included in income as a result of the failure to comply with Code Section 409A.

RESTRICTIVE COVENANTS

After review of this Agreement, the Employee will be required to accept the terms and conditions of the grant. If this Agreement is not accepted within 45 days of the distribution of this document, then the grant will be subject to forfeiture.

Non-Solicitation Provision

By accepting this Agreement and the grant listed herein, the Employee agrees that during his or her employment with Huntington and for a period of one year after such employment ceases, either voluntarily or involuntary for any reason, he or she will not, either directly or indirectly:

1.
Solicit, encourage, or induce any person employed by the Company, or attempt to solicit, encourage or induce any person employed by the Company, to terminate his or her employment with the Company or to seek or accept employment with any other person or entity; or

2.
Contact or attempt to contact any customer or prospective customer of the Company for whom the Employee performed any services or had any direct or indirect business contact for the purposes of identifying his or her new association or his or her change of employment or current affiliation; or

3.
Contact any customer of the Company for whom the Employee performed any services or had any direct or indirect business contact for the purpose of soliciting, influencing, enticing, attempting to divert, or inducing any such customers to obtain any product or service offered by the Company from any person or entity other than the Company; or

Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

4.
Contact any customer or prospective customer of the Company whose identity or other customer specific information the Employee obtained or gained access to as an employee of Company for the purpose of soliciting, influencing, enticing, attempting to divert, or inducing any such customers or prospective customers to obtain any product or service provided by the Company from any person or entity other than the Company; or

5.
Accept or provide assistance in the accepting of business from any customers or any prospective customers of the Company for whom the Employee performed any services or had any direct or indirect business contact, or whose identity or other customer specific information the Employee obtained or gained access to as an employee of the Company.

Notwithstanding the foregoing non-solicitation provisions of this Agreement, if the Employee separates employment within one year following a Change in Control that is not pursuant to a transaction approved by the Huntington Bancshares Incorporated Board of Directors, then the Employee’s obligations will cease as of the date of his or her employment termination.

Confidential Information

By accepting this Agreement and the Award listed herein, Employee acknowledges and agrees at all times, to keep in strict confidence, and not to, either directly or indirectly, disclose, make known, divulge, reveal, furnish, make available, or use or authorize the disclosure or use of any confidential, proprietary and/or trade secret information of the Company (“Confidential Information”) except as is expressly authorized in writing by the Company. Employee agrees that Employee’s obligation of confidentiality under this Agreement shall survive the termination of employment by the Company, whether such termination is voluntary or involuntary. Confidential Information includes, but is not limited to, any and all information, whether or not meeting the legal definition of a trade secret as defined by the Uniform Trade Secrets Act as adopted in Ohio, Ohio Rev. Code §§ 1333.61(D) through 1333.69 and/or the Defend Trade Secrets Act, 18 U.S.C. § 1836, et seq., and any and all information concerning any and all Confidential Information belonging to the Company acquired from any customer or prospective customer of the Company. Confidential Information also includes processes, policies, procedures, agreements, contracts, information relating to mergers and acquisitions, contracts under negotiation, system documentation, special hardware and/or software, technology developments and computer systems, business techniques, training materials, programs, manuals, formulas, methods and machines, financial information, compilations and lists, business plans and methods, market strategies and plans, products and/or services, sales figures, pricing information, costs, budgets, financial performance and projections, strategic plans and forecasts and any other business or financial information or plans that are developed, owned, utilized, or maintained by the Company and that of its customers or suppliers; information regarding the persons, suppliers, vendors and/or organizations with whom the Company has business relationships and the substance of those relationships; marketing plans, proposals, knowledge, information and strategies; information regarding any customer and/or prospective customer, including names, addresses, telephone numbers, email addresses, lists or

Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

any other identifying or contact information, account or transactional information, and other personal, business or financial information regarding any such customer or prospective customer; information related to employee compensation schemes or employee development; personnel information (including but not limited to employee personnel files, performance information, benefit and health information, employee lists and payroll records) and all other information about employees and independent contractors; all other non-public information that might be of use to competitors, or harmful to the Company or its customers or prospective customers.

Confidential Information as used herein includes any nonpublic information learned during conversations, meetings, telephone calls or any other forms of communication and/or information committed to memory. Confidential Information is maintained in written, electronic and/or other forms and includes any such information that Employee may prepare or create during employment on behalf of the Company, as well as such information that has been or may be created by others. Confidential Information does not include information that is generally known to the public or that has been made known to the public through no fault of Employee.

Employee acknowledges and agrees that Confidential Information is owned by the Company and Employee has no ownership or right to the Confidential Information even if Employee helped to collect or develop the Confidential Information. Employee hereby waives and agrees not to assert any claim of ownership or other interest in Confidential Information.

Employee further agrees to comply with all other policies and procedures of the Company for protecting Confidential Information. Employee agrees that in the event Employee receives a request for Confidential Information by anyone not employed by the Company or by an employee of or a consultant to the Company in regard to any such Confidential Information, that Employee will promptly notify the Company of such request and refrain from knowingly divulging, revealing, furnishing or otherwise using such Confidential Information in response to such a request.

Employee understands that pursuant to the federal Defend Trade Secrets Act, 18 United States Code § 1839, Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made (a) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney, and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Employee also understands that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

Employee also understands that nothing in this Agreement shall be construed to limit Employee’s right to respond accurately and fully to any question, inquiry or request for information when required by legal process or from initiating communications directly with, or responding to any inquiry from, or providing testimony before, any self-regulatory organization or state or federal regulatory authority, regarding the Company, Employee’s employment, or this Agreement.

Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

Employee understands that Employee is not required to contact the Company regarding the subject matter of any such communications before engaging in such communications.

Non-Competition Provision

By accepting this Agreement and the Award listed herein, the Employee agrees that if the Employee’s service terminates because of Normal Retirement, the Performance Share Units that continue to vest under this Agreement will become vested only if after the Date of Grant and through the fourth anniversary of the Date of Grant, he or she will not accept employment with or perform any competing services (to include, recruiting, financial modeling, vendor relationship management, and/or providing services that draw upon his or her knowledge of Huntington proprietary information) for any bank or bank affiliated broker dealer, or other entity that competes with any line of business of the Company, that has any material operations in any of Huntington’s footprint states (Ohio, Illinois, Indiana, Kentucky, Michigan, Pennsylvania, West Virginia, Wisconsin, and any additional footprint states that may arise from mergers or acquisitions, corporate reorganizations, or related activities after the Date of Grant). Employee acknowledges that the time period, geographic scope, and scope of services covered by this Non-Competition Provision is reasonable in light of the confidential and proprietary information to which Employee had access while employed by the Company. “Material operations” means that it has more than 5% market share in any of Huntington’s footprint states. “Bank affiliated” means owned by a bank or a bank holding company. The Employee agrees and acknowledges that for purposes of this Paragraph, “employment” and/or “perform any competing services” shall mean that the Employee is engaged as an agent, employee, director, owner, partner or consultant by any bank or bank affiliated broker dealer. If, and to the extent that, the Employee violates the terms of this non-competition provision, the continued vesting of the Employee’s Performance Share Units shall immediately cease, and the Employee shall forfeit any unvested Performance Share Units.

Notwithstanding the foregoing restrictive covenants of this Agreement, if Employee separates employment within one year following a Change in Control that is not pursuant to a transaction approved by the Huntington Bancshares Incorporated Board of Directors, then Employee’s obligations will cease as of the date of his or her employment termination.

Notice Period

By accepting this Agreement and the Award listed herein, Employee agrees to provide the Company with advance notice of Employee’s resignation of employment or retirement, depending on level as specified below (“Notice Period”). To be effective, notice must be provided to Employee’s manager. At the Company’s request, the Employee agrees to provide written notice.

Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

Level	Notice Period
SVP	30 days
EVP	60 days
SEVP	90 days

Employee also agrees to disclose any financial services entity or other competitor with which Employee has accepted employment or is considering accepting employment. After Employee provides effective notice, the Company may in its discretion waive the Notice Period in part or in its entirety.

During any portion of the Notice Period the Company does not waive, and provided Employee complies with Company policy, procedures, and directives, Employee will (1) receive Employee’s base salary or draw (as applicable), (2) continue to participate in any benefit plans for which Employee is eligible subject to the terms and conditions of such plans; and (3) receive any bonus, incentive, or vesting of equity awards, subject to governing plan documents or agreements. However, after Employee provides notice, Employee will not be eligible to receive any equity award grants.

During the Notice Period, the Company may change or remove job responsibilities and/or restrict Employee’s access to facilities, confidential information, and email, phone, and computer systems. Employee will not accrue further PTO and must exhaust all previously accrued PTO during the Notice Period. If there is insufficient time to exhaust accrued PTO in the Notice Period, Employee will receive payment of unused and accrued PTO pursuant to Company policy.

Because, during the Notice Period, Employee remains an employee who owes a duty of loyalty to the Company, Employee (1) may not become employed by another financial services entity or other competitor at the same time Employee is employed by the Company, and (2) must refrain from soliciting the business (for Employee or for another financial services entity or other competitor) of any Company customers or potential customers Employee provided services to or has knowledge of by virtue of Employee’s employment. If contacted by a customer or potential customer during the Notice Period, Employee may provide necessary services to that customer or potential customer and must notify Employee’s manager in writing of each such contact and the services provided.

If Employee’s service terminates because of Normal Retirement and Employee violates the terms of this notice period provision, the continued vesting of the Employee’s Restricted Stock Units shall immediately cease, and Employee shall forfeit any unvested Restricted Stock Units.

Employee acknowledges that any breach of this Notice Provision will result in irreparable harm to Company for which monetary damages are insufficient. In addition to any other legal or equitable rights the Company has, it will be entitled to restrain Employee from breaching Employee’s obligations through preliminary or temporary injunctive relief and to recover the Company’s attorneys’ fees and costs incurred in pursuing its rights.

Huntington Bancshares Incorporated
Performance Share Unit Grant Agreement

Severability

If any provision of this Agreement is held by a court to be enforceable only if modified, or if any portion of this Agreement is held as unenforceable and stricken, such a holding will not affect the validity of the remainder of this Agreement, the balance of which will continue to be binding on Employee and the Company.

Employee and the Company further agree that any such court is expressly authorized to modify any unenforceable provision of this Agreement in lieu of severing the unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision or modifying its scope, deleting any or all of the offending provision, adding additional language to this Agreement, or by making any other modifications as it deems warranted to carry out the intent and agreement of the parties as expressed to the maximum extent permitted by law. Employee and the Company agree that any modification made by a court will become a part of this Agreement and treated as though originally set forth herein.

Employee and the Company expressly agree that this Agreement as so modified by the court will be binding upon and enforceable against each of them. If one or more of the provisions of this Agreement is held invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this Agreement, and if the provision or provisions are not modified as provided above, this Agreement will be construed as if the invalid, illegal, or unenforceable provisions had not been set forth in this Agreement.

The Company will not have any further obligations to the Employee under this Agreement if the Employee’s Award is forfeited as provided herein.

This Agreement along with the 2018 Long-Term Incentive Plan Prospectus will be available by accessing your Fidelity account.

I also acknowledge that I am required to hold 25% of the shares released to me net of applicable taxes until Early or Normal Retirement, or other departure from the Company.

I hereby accept the terms of this Agreement electronically through Fidelity.

Stephen D. Steinour
Chairman, President, and Chief Executive Officer    Date

Electronic Signature

Acceptance Date